EXHIBIT 99.1

Agriculture Environmental Stewardship Act of 2016 Introduced in U.S. House to Create Tax Incentive for Investments in Biogas and Nutrient Recovery

June 20, 2016 New York, New York.  Bion Environmental Technologies, Inc. (OTC QB: BNET), a provider of advanced livestock waste treatment technology, announced that H.B. 5489, the Agriculture Environmental Stewardship Act of 2016, was introduced in the U.S. House Ways and Means Committee on Space, Science and Technology. The Act, if adopted, will allow biogas properties and qualified manure resource recovery properties to be eligible for the federal energy credit (30% Investment Tax Credit – ITC) and to permit new clean renewable energy bonds to finance qualified biogas properties.

Among the Findings in the Bill:

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Incentives and encouragement for the conservation and appropriate handling of nutrients contained in organic matter are necessary.

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Biogas systems will save Federal, State, and local taxpayers money by converting waste into useful products, such as fuel, fertilizer, thermal heat, feedstock for hydrogen fuel cells, and renewable chemicals.

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Manure resource recovery systems will save Federal, State, and local taxpayers money by recovering the nutrients contained in organic matter from their source, rather than recovering the nutrients after they have entered landfills or waterways.

Full text is available at www.congress.gov/bill/114th-congress/house-bill/5489.

The bipartisan bill was introduced by Representatives Tom Reed (R-NY) and Ron Kind (D-WI) and co-sponsored by Reps. Bob Gibbs (R-OH), John Moolenaar (R-MI), Dan Newhouse (R-WA), Reid Ribble (R-WI), Elise Stefanik (R-NY), Mike Simpson (R-ID), David Valadao (R-CA), Joe Courtney (D-CT), Suzan DelBene (D-WA), Mark Pocan (D-WI), Tim Walz (D-MN) and Peter Welch (D-VT).

In the National Milk Producers Federation (NMPF) endorsement of the legislation, Jim Mulhern, NMPF’s president and CEO, stated, “This measure recognizes the value that biogas systems can have as dairy producers continue improving the sustainability of their farms, large and small, across the country. Importantly, the creation of this new investment tax credit also addresses the value of nutrient recovery technologies, which can transform manure into fertilizer for crops and bedding for cows. This bill will help dairy farmers to utilize these new, often expensive technologies on their dairies.”

Craig Scott, Bion’s director of communications, stated, “The primary reason that wide-scale implementation of manure-control technologies, such as Bion’s, has not occurred already, is that sufficient funding sources to offset technology adoption cost have not been available. The federal investment tax credit has been used historically as a tool to reduce risk and stimulate investment in certain evolving sectors, such as the renewable energy sectors, and can be used to help bridge that gap.”

Mr. Scott added, “Recognition of the role that direct treatment of livestock waste can have in improving both air and water quality, as well as public health, is clearly growing. Many in the livestock production industry have recognized that they represent large-scale solutions to some of the most challenging environmental issues of our times. The NMPF support of this Bill demonstrates their willingness to be engaged as part of the solution instead of recognized as part of the problem.”

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Bion Environmental Technologies’ patented, next-generation technology provides comprehensive treatment of livestock waste that achieves substantial reductions in nutrients (nitrogen and phosphorus), ammonia, greenhouse and other gases, as well as pathogens in the waste stream. Nutrients and renewable energy can now be recovered in the form of valuable by-products, providing substantially improved resource and operational efficiencies to the producer. For more information, see Bion’s website, www.biontech.com.

This material includes forward-looking statements based on management's current reasonable business expectations. In this document, the words ‘if adopted’, 'expect', 'will', 'proposed' and similar expressions identify certain forward-looking statements. These statements are made in reliance on the Private Securities Litigation Reform Act, Section 27A of the Securities act of 1933, as amended. There are numerous risks and uncertainties that could result in actual results differing materially from expected outcomes.

Contact information:

Craig Scott

Director of Communications

303-843-6191 direct